Exhibit 10.3

$4,500,000	May __, 2006

CONVERTIBLE TERM NOTE

This Note and the Common Stock issuable upon conversion hereof (until such time, if any, as such Common Stock is registered with the Securities and Exchange Commission pursuant to an effective registration statement) have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and may not be sold, offered for sale of otherwise transferred unless registered or qualified under the Act and applicable state securities laws or unless the Maker receives an opinion, in form and from counsel reasonably acceptable to the Maker, that registration, qualification or other such actions are not required under any such laws.

FOR VALUE RECEIVED, UCN, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of ComVest Capital LLC, a Delaware limited liability company (together with any subsequent holder hereof, the “Payee”), the sum of Four Million Five Hundred Thousand Dollars (the “Principal”), with interest thereon, on the terms and conditions set forth herein and in the Revolving Credit and Term Loan Agreement dated as of May __, 2006 between the Maker and the Payee (the “Loan Agreement”). Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

Payments of principal of, interest on and any other amounts with respect to this Convertible Promissory Note (this “Note”) are to be made in lawful money of the United States of America.

Principal and accrued interest of this Note may or shall be convertible into common stock of the Maker as provided in Section 3 below.

1. Payments.

(a) Interest. This Note shall bear interest (“Interest”) on Principal amounts outstanding from time to time from the date hereof at the rate of nine percent (9%) per annum; provided, however, that during the continuance of any Event of Default and/or any Make-Up Period under the Loan Agreement, the Interest Rate hereunder shall be increased to twelve (12%) per annum. All Interest shall be computed on the daily unpaid Principal balance of this Note based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the last day of each calendar month commencing May 31, 2006.

(b) Principal. The Principal of this Note shall be payable (i) in installments of $125,000 each due and payable on the last day of each calendar month commencing May 31, 2007 through and including March 31, 2010, and (ii) a final installment due and payable on the fourth (4th) anniversary of the date of this Note, in an amount equal to the entire remaining Principal balance of this Note.

(c) If any scheduled payment date as aforesaid is not a business day in either the State of Florida, the State of Utah or the State of New York, then the payment to be made on such scheduled payment date shall be due and payable on the next succeeding business day, with additional interest on any Principal amount so delayed for the period of such delay.

2. Prepayment.

(a) Optional Prepayment of Principal. The unpaid Principal balance of this Note, together with all accrued and unpaid Interest, may at the Maker’s option be prepaid in whole or in part, without premium or penalty except as specifically provided for in Section 2(d), below, at any time or from time to time upon fifteen (15) days’ prior written notice to the Payee, provided that the Payee shall retain the right to convert all or any portion of such Principal amount called for prepayment, together with any or all Interest accrued thereon, at any time prior to the date fixed for prepayment, and thereafter until such prepayment is actually made.

(b) Mandatory Prepayment of Principal. In the event and to the extent that, at any time and from time to time, the Maker or any of its subsidiaries shall receive net cash proceeds (“Net Proceeds”, which shall be calculated as gross cash proceeds of the subject transaction minus any and all reasonable expenses, including but not limited to underwriters’ commissions, placement agent fees, reasonable attorneys’ and accountants’ fees and other out-of-pocket expenses, exclusive of amounts paid to officers, directors or other affiliates of the Maker, incurred by the Maker and/or its subsidiary in the subject transaction) from any issuance or sale of equity securities or any options, warrants or indebtedness exercisable for or convertible into equity securities, then the Maker shall (i) immediately upon receipt of such Net Proceeds, give written notice to the Payee setting forth a reasonably detailed calculation of such Net Proceeds and the date of receipt thereof, and (ii) not less than ten (10) business days or more than fifteen (15) business days after receipt by the Maker or any subsidiary of any such Net Proceeds, to prepay the Principal of this Note in an amount equal to the lesser of (A) 50% of such Net Proceeds, or (B) the entire remaining Principal balance of this Note; provided, however, that no such prepayment shall be required to be made with respect to the first $2,000,000 of Net Proceeds received from any sale of equity securities that is consummated within one (1) year after the date of this Note. Notwithstanding the foregoing provision, no mandatory prepayment will be made or is required with respect to cash proceeds received from issuance of (a) shares of Common Stock or options to employees, officers, consultants, or directors of the Company pursuant to any stock or option plan or arrangement outstanding as of the date hereof, (b) shares of Common Stock issuable on exercise of any warrant or right outstanding as of the date hereof (including he Warrants), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. The Payee shall retain the right to convert all or any portion of such Principal amount, together with any or all Interest accrued thereon, at any time prior to the required prepayment date, and thereafter until such prepayment is actually made.

(c) Cross-Payment. Anything elsewhere contained in this Note to the contrary notwithstanding, in the event that, and at such time as, all principal and interest under the Revolving Credit Note shall have been paid in full and the Revolving Credit Commitment under the Loan Agreement shall have been terminated, or such principal and interest shall be declared due and payable as a result of any Event of Default under the Loan Agreement or by acceleration of the indebtedness evidenced thereby or otherwise, then all outstanding Principal and accrued Interest under this Note shall, at the Payee’s option exercisable by written notice to the Maker, become immediately due and payable (provided that no such notice need be given in the event of any automatic acceleration under the Loan Agreement). Any such required prepayment shall be subject to a prepayment premium as provided in Section 2.03(c) of the Loan Agreement, in lieu of any premium under Section 2(d) below.

(d) Prepayment Premium. Except as otherwise provided in the last sentence of Section 2(c) above, in the event and to the extent that any prepayment or series of prepayments of Principal under this Note (excluding any mandatory conversion under Section 3(a) below) within any twelve (12) month period exceeds 30% of the outstanding Principal balance of this Note at the beginning of such twelve (12) month period, then, concurrently with each prepayment that exceeds such threshold amount or causes such threshold amount to be exceeded, the Maker shall be required to pay to the Payee a premium in an amount equal to (i) three (3%) percent of all prepaid Principal in excess of such threshold amount if such prepayment occurs on or prior to the second (2nd) anniversary of the date of this Note, (ii) two (2%) percent of all prepaid Principal in excess of such threshold amount if such prepayment occurs subsequent to the second (2nd) anniversary and on or prior to the third (3rd) anniversary of this Note, and (iii) one (1%) percent of all prepaid Principal in excess of such threshold amount if such prepayment occurs subsequent to the third (3rd) anniversary of the date of this Note; provided, however, that no such premium shall be required if the prepayment occurs on or prior to the first (1st) anniversary of the date of this Note and the entire source of funds for such prepayment is the sale of equity securities or indebtedness convertible into or exchangeable for equity securities of the Maker. To the extent that the Payee elects to convert any Principal which is the subject of any prepayment, then the amount of converted Principal shall not be counted in any calculation under this Section 2(d).

(e) Interest. Except to the extent that such Interest is converted as herein provided, each prepayment of Principal shall be accompanied by all accrued Interest on the Principal amount prepaid or converted accrued to the date of prepayment or conversion.

(f) Application of Payments. Any and all prepayments hereunder shall be applied first to any prepayment premium required under Section 2(c) or 2(d) above (as applicable), then to unpaid accrued Interest on the Principal amount being prepaid, and finally to Principal. Any and all prepayments of Principal hereunder shall be applied to the installments under Section 1(b) above in the inverse order of their maturity.

3. Conversion.

(a) Optional and Mandatory Conversion. The Payee may, at its option, upon written notice to the Maker given at any time and from time to time until the payment or prepayment of this Note in full, convert all or any portion of the unpaid Principal balance of this Note, and/or any accrued Interest thereon, into shares of common stock of the Maker (“Common Stock”), at a price of Three ($3.00) Dollars per share of Common Stock (as same may be adjusted from time to time in accordance herewith, the “Conversion Price”). In addition, if (i) there is not then continuing any Default or Event of Default under and as defined in the Loan Agreement, (ii) the Common Stock is then traded or listed for trading on any national securities exchange or current quotations for the Common Stock are then reported on the OTC Bulletin Board, (iii) there is then in effect a valid registration statement under the Securities Act of 1933, as amended, in respect of the Common Stock issued and issuable upon conversion of this Note and upon exercise of the Warrants issued pursuant to the Loan Agreement, such that all such shares of Common Stock will be freely tradable immediately upon issuance at such time, (iv) the Maker is current in all of its required filings with the Securities and Exchange Commission, and (v) the reported Trading Price (as hereinafter defined) of the Common Stock for each of the twenty (20) consecutive trading days immediately prior thereto has been equal to or greater than 160% of the Conversion Price in effect on each such trading day, then the Maker may, upon five (5) business days’ prior written notice to the Payee, require the Payee to convert all or any portion of the Principal of this Note into shares of Common Stock at the Conversion Price then in effect; and in the event of any such conversion at the option of the Maker, the Maker shall give written notice thereof to the Payee certifying as to the satisfaction of the foregoing conditions (including a detailed schedule of Trading Prices for purposes of the foregoing clause (v)), and shall pay to the Payee, simultaneously with the delivery of stock certificates in accordance with Section 3(c), all unpaid accrued Interest on the Principal amount so converted. As used herein, the term “Trading Price” on any relevant date means (A) if the Common Stock is listed for trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, or the NASDAQ Capital Market, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock (regular way), or (B) if the Common Stock is not so listed but quotations for the Common Stock are reported on the OTC Bulletin Board, the closing high bid price as reported on the OTC Bulletin Board. The effective date of any conversion hereunder is herein referred to as the “Conversion Date.” To the extent that this Note is converted only in part, then such conversion shall be deemed to have been made with respect to the principal installments under Section 1(b) above in inverse order of maturity.

(b) Mechanics of Conversion. Upon notice to the Maker of the Payee’s conversion election as provided in Section 3(a), or upon notice to the Payee of the Maker’s conversion election as provided in Section 3(a), the Maker shall, in accordance with Section 3(c), issue to the Payee (or to the Payee’s designee(s) set forth in the Payee’s conversion election, or in any direction given to the Maker in response to the Maker’s conversion election) the number of shares of Common Stock to which the Payee shall be entitled upon such conversion, and shall deliver or cause to be delivered to the Payee or such designee(s) the certificates representing such shares of Common Stock. All shares of Common Stock issued or delivered upon any conversion hereunder shall, when issued or delivered, be duly authorized, validly issued, fully paid and nonassessable. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Maker shall pay cash equal to such fraction multiplied by the per share Conversion Price.

(c) Issuance of Common Stock Upon Conversion. Within a reasonable time, not exceeding twenty (20) days after the Conversion Date, the Maker shall deliver or cause to be delivered, to or upon the written order of the Payee of this Note so converted, certificates representing the number of fully paid and nonassessable shares of Common Stock into which this Note has been converted in accordance with the provisions of this Section 3. If so requested by the Maker, the Payee shall, within a reasonable time (not exceeding ten (10) days after receipt by the Payee of such certificates), surrender this Note to the Maker for cancellation, against delivery of a replacement Note representing the remaining balance (if any) of this Note which has not been converted. Subject to the following provisions of this Section 3, such conversion shall be deemed to have occurred on the Conversion Date, so that the Payee of this Note or such Payee’s designee(s) shall be treated for all purposes as having become the record Payee of such shares of Common Stock at such time.

(d) Taxes on Conversion. The issuance of certificates for shares for Common Stock upon the conversion of this Note shall be made without charge by the Maker to the converting Payee for any tax in respect of the issuance of such certificates and such certificates shall be issued in the name of, or in such names as may be directed by, the Payee of this Note; provided, however, that the Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any such certificate in a name other than that of the Payee of this Note, and the Maker shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Maker the amount of any such tax or shall have established to the satisfaction of the Maker that any such tax has been paid.

(e) Adjustment of Shares.

(i) Stock Dividends, Distributions or Subdivisions. In the event that, at any time and from time to time from and after the date of this Note, the Maker shall issue additional shares of Common Stock (or securities convertible into Common Stock) in a stock dividend, stock distribution or subdivision paid with respect to Common Stock, or declare any dividend or other distribution payable in additional shares of Common Stock (or securities convertible into Common Stock) or effect a split or subdivision of the outstanding shares of Common Stock, then, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, the then-effective Conversion Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon conversion of this Note shall thus be proportionately increased.

(ii) Combinations or Consolidations. In the event that, at any time and from time to time from and after the date of this Note, the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, concurrently with the effectiveness of such combination or consolidation, the then-effective Conversion Price shall be proportionately increased, and the number of shares of Common Stock issuable upon conversion of this Note shall thus be proportionately decreased.

(iii) Fractional Shares. No fractional shares of Common Stock shall be issuable by reason of any adjustments made pursuant to this Section 3(e); and in lieu of any such fractional shares, the Maker shall pay cash therefor in accordance with Section 3(b) above.

(f) No Impairment. The Maker will not, by amendment of its incorporation documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Payee of this Note against impairment. In the event of any merger or consolidation in which the Maker is not the surviving entity, the Maker shall make appropriate arrangements in order that, upon any subsequent conversion of this Note, the Payee shall become entitled to receive the same securities or other consideration that such Payee would have received had such conversion been made immediately prior to the consummation of such merger or consolidation, subject to further adjustments, of the type provided in this Note, with respect to any events relating to any such securities occurring subsequent to the consummation of such merger or consolidation.

(g) Common Stock Reserved. The Maker shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the full conversion of this Note into Common Stock.

(h) Restricted Securities. The shares of Common Stock issuable to the Payee hereunder (the “Shares”) may not, at the time of issuance, have been registered under any federal or state securities laws, and may constitute “restricted securities” within the meaning of federal and state securities laws. By its receipt of Shares, if the Shares are not then the subject of an effective registration statement under the Securities Act, the Payee will be deemed to acknowledge and confirm that it is receiving such Shares for its own account for investment, and not with a view to the resale or distribution thereof in violation of any federal or state securities laws.

4. Events of Default. The occurrence or existence of an Event of Default under the Loan Agreement shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or in any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

5. Communications and Notices. Except as otherwise specifically provided herein, all communications and notices provided for in this Note shall be sent by post-paid first class mail, reputable overnight courier or facsimile to the Payee at the Payee’s address as provided to the Secretary of the Maker from time to time and, if to the Maker, at 14870 Pony Express Road, Bluffdale, Utah 84065, attention: Chief Financial Officer. Any first-class mail notice provided pursuant to this Section 5 shall be deemed given three (3) business days after being sent by first-class mail. Any notice sent by overnight courier shall be deemed given on the next business day after being deposited with the courier Maker with all charges prepaid or billed to the account of the sender. Notices sent by facsimile shall be deemed received upon delivery. The Maker and the Payee may from time to time change their respective addresses, for purposes of this Section 5, by written notice to the other parties; provided, however, that notice of such change shall be effective only upon receipt.

6. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York, except to the extent superseded by Federal enactments.

7. Assignment. This Note shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that the Maker may not assign any of its rights or obligations hereunder without the prior written consent of the Payee.

8. Waiver and Amendment. No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived. Neither any provision of this Note nor any performance hereunder may be amended or waived except pursuant to an agreement in writing signed by the party against whom enforcement thereof is sought. Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, notice of any and all of the foregoing, and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note.

9. Usury Savings Clause. All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement or any Loan Document thereunder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder. To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this

Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Payee.

10. Collection Costs. In the event that the Payee shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Maker shall further be liable to the Payee for all costs and expenses (including reasonable attorneys’ fees) which may be incurred by the Payee in enforcing this Note, all of which costs and expenses shall be obligations under and part of this Note; and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

IN WITNESS WHEREOF, the Maker has executed this Note on the date first above written.

UCN, INC.

By:
Name:
Title:

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